EXHIBIT 32.2

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Jeff Kistner, Interim Chief Financial Officer of Lincolnway Energy, LLC, certify that to my knowledge (i) Lincolnway Energy, LLC's Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lincolnway Energy, LLC.

Date: January 8, 2021

/s/ Jeff Kistner
Name: Jeff Kistner
Title: Interim Chief Financial Officer (Principal Financial Officer)

[A signed original of this written statement has been provided to Lincolnway Energy, LLC and will be retained by Lincolnway Energy, LLC and furnished to the Securities and Exchange Commission or its staff upon request.]